Exhibit 99

OFG Bancorp Reports 2Q13 Results

SAN JUAN, Puerto Rico, July 22, 2013 – OFG Bancorp (NYSE: OFG) reported today results for the second quarter ended June 30, 2013.

2Q13 Financial Summary

•         Income available to common shareholders increased to $34.1 million, or $0.68 per share diluted, compared to $13.8 million, or $0.34 per share, in the second quarter of 2012, and $17.7 million, or $0.37 per share, in the first quarter of 2013.

•         Net Interest Margin was 5.56% compared to 4.71% in the preceding quarter.

•         Second quarter results reflect the positive impact of a $37.0 million reduction in tax provisions stemming from the increase in deferred tax assets as a result of enactment during the quarter of amendments to the Puerto Rico Income Tax Code (the “Tax Code Amendments”),and a $2.1 million recovery from the sale of a claim in the Lehman Brothers bankruptcy.

•         The quarter’s results also reflect the negative impact of $21.0 million in additional provision for loan and lease losses due to reclassification to held-for-sale of $59.0 million of non-performing residential mortgage loans, $7.1 million in additional amortization of the FDIC Indemnification Asset from stepped up cost recoveries on certain loan pools, and $5.3 million in planned integration expenses.

•         For the six months ended June 30, 2013, income available to common shareholders increased to $51.8 million, or $1.05 per share diluted, compared to $23.2 million, or $0.57 per share, in the year ago period.

CEO’s Comment

“The second quarter was an excellent one for OFG Bancorp,” said José Rafael Fernández, President, Chief Executive Officer and Vice Chairman of the Board. “Our results,both organic and with the quarter specific items, were strong.”

“Strategically, Oriental is growing in Puerto Rico as a major player with a solid track record for consistent, quality service in retail and commercial banking and financial services. Operationally, we are demonstrating our ability to smoothly integrate OFG and the former BBVA-PR businesses into a larger, more effective platform.

“During the quarter, we saw record levels of loan income and production, wealth management and banking fee income, and retail and commercial deposits. Reclassifying substantially all non-performing residential loans that Oriental originated prior to 2009 as held-for-sale has increased our ability to further enhance our already strong credit quality.

“Taking into consideration our higher tax rate, the DTA benefit, and the increase in provision related to moving the non-performingloans to held-for-sale, our original guidance of $1.40 GAAP EPS is now $1.55. Second half core business indicators look promising, with continued growth virtually across the board.”

2Q13 Income Statement Analysis

Net Interest Income

•         Interest income from loans increased 14.0% from the preceding quarter, to a record $114.6 million, while interest income from investments of $11.2 million declined 14.8%. The foregoing resultsreflect OFG's strategic decision last year to focus its growth on higher yielding loans and sharply reduce the size of its investment portfolio when interest rates were at record low levels.

•         Deposit interest expense of $10.0 million declined 4.8% from the preceding quarter, reflecting continued reductions in the cost of deposits on larger balances. Due to reduced reliance on wholesale funding,interest expense from borrowings of $10.5 million was 1.0% less than the preceding quarter.

•         Consequently, net interest income increased 13.8% from the preceding quarter, to $105.4 million.

•         Excluding the previously mentioned net impact of $21.0 million for reclassifying non-performing loans (NPLs) to held-for-sale, the provision for loan and lease losses was $17.7 million compared to $8.6 million in the preceding quarter. The increase is primarily due to higher levels of loan production, lower collateral value on certain loans, and a reserve on an impaired loan.

Non-Interest Income

•         Total bank and wealth management revenues increased 3.0%from the preceding quarter,to a record $24.0 million, reflecting the expansion of services to OFG’s larger client base.

•         Trust assets managed at June 30, 2013of $2.6 billion increased 1.7% from the preceding quarter and broker dealer assets gathered of $2.8 billion were up 1.1%,both reflecting organic growth and higher market values of customer assets.

•         Non-core, non-interest items totaled ($16.1) million compared to ($12.1) million in the first quarter of 2013. The difference includes the aforementioned $7.1 million in additional net amortization of the shared-loss indemnification asset related to the 2010 FDIC-assisted Eurobank acquisition.

•         Non-core, non-interest items also included the previously mentioned $2.1 million gain from the sale of OFG’s claim in the Lehman Brothers bankruptcy.

Non-Interest Expenses & Taxes

•         Operating expenses of $63.5 million increased from $61.3 million from the preceding quarter. The increase primarily reflects the$2.0 million impact for the first and second quarters’application of the new 1.0% tax on gross revenues which waspart of the Tax Code Amendments.

•         Merger and restructuring costs totaled $5.3 million as compared to $5.5 million in the preceding quarter, which included $3.7 million for the previously disclosed termination of an external loan servicing contract in the first quarter of 2013. Total integration expenses are projected to be around $8.5 million in 2013.

•         Income tax benefit of $31.9 million includes three items: (i) the previously mentioned $37.0 million benefitfrom an increase in OFG’s Deferred Tax Asset as a result of the Tax Code Amendments, which raised corporate income taxes to 39% from 30%; (ii) second quarter 2013 income taxes at OFG’s effective rate of 35.5%; and (iii) an amount to bring the first quarter 2013’s effective rate up to 35.5%, from the previously reported 25.2%.

June 30, 2013 Balance Sheet Analysis

Loans & Deposits

•         The non-covered loan portfolio declined $200.2 million, to $4.6 billion, from the first quarter of 2013 primarily due to the early pay down of some commercial loans and reclassification of the aforementioned NPLs to held-for-sale.

•         Consolidated loan production increased 19.0% from the preceding quarter, to a record $327.0 million. The foregoing reflects production increases of 41.0% in commercial loans, 31.3% in residential mortgage loans, and 17.8% in consumer loans. Auto loan production declined 6.2%, reflecting seasonal trends.

•         Net loans covered under loss share agreements with the FDIC continued to pay down, declining 2.7%, from the first quarter of 2013, to $369.4 million.

•         Deposits increased 2.9% from the preceding quarter, to a record $5.7 billion. Despite the consolidation of eight branches during the quarter, retail deposits increased 6.7% and commercial deposits increased 8.7% from the first quarter of 2013.

Investment Securities & Borrowings

•         Investment securities totaled $1.9 billion, down 9.2% from the first quarter of 2013, while borrowings of $1.7 billion were down 17.9%. The declines reflectOFG’s strategic decision of relying less on investment securities financed through wholesale funding as a source of net interest income.

Stockholders’ Equity

•         Total stockholders’ equity of $870.9 million was level with the first quarter of 2013 as growth in retained earnings largely offset a reduction in accumulated other comprehensive income from lower unrealized gains on investment securities.On a per common share basis, tangible book value of $13.49 compares with $13.46 in the first quarter of 2013.

Other 2Q13 Highlights

•         Credit quality, excluding acquired and covered loans, remained strong. Excluding the impact of reclassifying NPLs to held-for-sale, net credit losses of $5.0 million compare to $3.4 million in the preceding quarter. NPLs of $88.5 million declined from $130.5 million in the preceding quarter primarily due to moving non-performing residential mortgage loans, which were originated prior to 2009, to held-for-sale. The allowance for loan and lease losses as a percentage of loans held for investments increased to 2.57% from 2.89% in the preceding quarter. Credit quality of the acquired BBVA PR loans was in line with expectations.

•         Regulatory capital ratios improved across the board and continue to be above requirements for a well-capitalized institution.

•         Compared to the precedingquarter, tangible common equity to total tangible assets of 7.32% increased from 7.13%, leverage capital ratio of 8.54% increased from 8.07%, tier 1 risk-based capital ratio increased to 13.79% from 13.01%, and total risk-based capital ratio increased to 15.83% from 15.03%.

Conference Call

A conference call to discuss OFG’s resultsfor the second quarter of 2013, outlook and related matters will be held Tuesday, July 23, 2013 at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Full Financial Tables

Full financial tables for 2Q13 can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

About OFG Bancorp

Now in its 49th year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 56 financial centers. Investor information can be found at www.ofgbancorp.com.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) difficulties in integrating the acquired Puerto Rico operations of Banco Bilbao VizcayaArgentaria, S.A (BBVA PR) into OFG’s operations; (ii) the amounts by which our assumptions related to the acquisition fail to approximate actual results; (iii) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (iv) changes in interest rates, as well as the magnitude of such changes; (v) the fiscal and monetary policies of the federal government and its agencies; (vi) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vii) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (viii) the performance of the stock and bond markets; (ix) competition in the financial services industry; (x) possible legislative, tax or regulatory changes; and (xi) difficulties in combining the operations of any other acquired entity.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2012, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

# # #

Contacts

Puerto Rico: Alexandra López (allopez@ofgbancorp.com), OFG Bancorp, (787) 522-6970

US: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder& Company, (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our June 30, 2013 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary	1-2
Table 2:	Statements of Operations	3
Table 3:	Statements of Financial Condition	4-5
Table 4:	Information on Loans and Production	6
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	7
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	8-9
Table 7:	Allowance for Loan and Lease Losses	10
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	11
Table 9:	Reconciliation of Non-GAAP Measures and Calculation of Regulatory
	Capital Measures	12-13
Table 10:	Notes to Financial Statements, Statistical Summary, and Loan Information	14

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated (2)(3)
		2013	2013	2012	2012	2012
(Dollars in thousands, except per share data) (unaudited)		Q2	Q1	Q4	Q3	Q2
Earnings
Net interest income		$105,369	$92,582	$42,904	$40,267	$33,156
Non-interest income (loss), net	(4)	7,796	11,133	(19,360)	13,652	17,836
Total revenue		113,165	103,715	23,544	53,919	50,992
Provision for loan and lease losses		38,738	8,588	4,436	3,821	5,267
Operating expenses		63,548	61,275	34,522	30,443	29,710
Merger and restructuring charges	(5)	5,274	5,534	4,990	-	-
Net income (loss) before income taxes		5,605	28,318	(20,404)	19,655	16,015
Income tax expense (benefit)	(6)	(31,934)	7,126	(1,587)	1,894	1,057
Net income (loss)		37,539	21,192	(18,817)	17,761	14,958
Preferred stock dividends	(7)	(3,466)	(3,465)	(4,499)	(3,039)	(1,201)
Net income (loss) available to common stockholders		$34,073	$17,727	$(23,316)	$14,722	$13,757
Common Share Statistics
Earnings (loss) per common share - basic	(8)	$0.75	$0.39	$(0.53)	$0.36	$0.34
Earnings (loss) per common share - diluted	(9)	$0.68	$0.37	$(0.53)	$0.35	$0.34
Common shares outstanding (period end)	(10)	45,640	45,621	45,580	40,746	40,731
Weighted average common shares and share equivalents:
Average common shares outstanding		45,630	45,595	44,020	40,738	40,703
Effect of dilutive securities:
Average potential common shares-options		200	159	119	102	105
Average potential common shares-assuming convertible preferred stock		7,138	7,138	7,138	7,138	-
Total weighted average common shares outstanding and equivalents		52,968	52,892	51,277	47,978	40,808
Cash dividends per common share		$0.06	$0.06	$0.06	$0.06	$0.06
Tangible book value per common share (period end)	(11)	$13.49	$13.46	$13.31	$15.30	$15.30
Balance Sheet (Period End)
Loans held for investment	(12)	$4,960,135	$5,168,799	$5,148,070	$1,601,102	$1,627,069
Interest-earning assets		7,526,190	7,833,281	8,266,730	5,496,246	5,845,028
Total assets		8,497,851	8,705,445	9,196,262	6,051,655	6,376,164
Interest-bearing liabilities		7,462,089	7,677,359	8,177,231	5,193,846	5,606,159
Total deposits		5,726,955	5,563,513	5,689,559	2,214,002	2,223,558
Borrowings		1,735,134	2,113,846	2,487,672	2,979,844	3,382,601
Stockholders' equity		870,924	870,242	863,606	771,687	692,202
Balance Sheet (Quarterly Average Balances)
Average loans held for investment	(12)	$5,103,125	$5,205,138	$2,156,737	$1,637,927	$1,658,962
Average interest-earning assets		7,580,468	7,863,293	5,886,126	5,813,395	5,794,684
Average total assets		8,477,402	8,797,721	6,483,466	6,427,182	6,583,581
Average interest-bearing deposits		4,849,173	4,835,546	2,447,505	2,028,099	2,135,654
Average total deposits		5,616,476	5,602,174	2,732,279	2,212,651	2,246,170
Average borrowings		1,865,242	2,199,049	2,863,922	3,070,684	3,380,086
Average stockholders' equity		854,574	861,077	800,718	783,608	698,366
Average common stockholders' equity		688,704	695,200	642,556	642,484	633,028
Average tangible common stockholders' equity		598,725	608,694	625,660	638,682	629,191

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated (Continued) (2)(3)
		2013	2013	2012	2012	2012
(Dollars in thousands, except per share data) (unaudited)		Q2	Q1	Q4	Q3	Q2
Performance Metrics
Net interest income growth (quarter over quarter)		14%	116%	7%	21%	-15%
Non-interest income growth (quarter over quarter)		-30%	158%	-242%	-23%	38%
Total net revenue growth (quarter over quarter)		9%	341%	-56%	6%	-2%
Total net revenue margin	(13)	5.97%	5.28%	1.60%	3.71%	3.52%
Net interest margin	(14)	5.56%	4.71%	2.92%	2.77%	2.29%
Return on average assets	(15)	1.77%	0.96%	-1.16%	1.11%	0.91%
Return on average common stockholders' equity	(16)	19.79%	10.20%	-14.51%	9.17%	8.69%
Return on average tangible common stockholders' equity	(17)	22.76%	11.65%	-14.91%	9.22%	8.75%
Non-interest expense as a % of average loans held for investment	(18)	4.98%	4.71%	6.40%	7.43%	7.16%
Efficiency ratio	(19)	53.24%	57.70%	68.62%	59.11%	66.55%
Effective income tax rate	(6)	-569.74%	25.16%	7.78%	9.64%	6.60%
Full-time equivalent employees, period end		1,573	1,565	1,654	759	758
Credit Quality Metrics	(20)
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$45,701	$42,334	$39,921	$39,120	$37,402
Allowance as a % of loans held for investment		2.57%	2.89%	3.21%	3.29%	3.17%
Net charge-offs		$32,552	$3,383	$2,653	$1,882	$3,758
Net charge-off rate	(21)	7.55%	0.97%	0.87%	0.63%	1.25%
Early delinquency rate (30 - 89 days past due)	(26) (27)	2.71%	6.51%	6.44%	3.24%	3.25%
Total delinquency rate (30 days and over)	(26) (27)	7.43%	15.08%	17.62%	12.20%	12.41%
Capital Ratios	(22)
Leverage ratio		8.54%	8.07%	6.42%	10.91%	10.75%
Tier 1 common ratio		9.85%	9.20%	8.87%	31.03%	28.19%
Tier 1 risk-based capital ratio		13.79%	13.01%	12.70%	36.33%	33.11%
Total risk-based capital ratio		15.83%	15.03%	14.92%	37.63%	34.40%
Tangible common equity ("TCE") ratio		7.32%	7.13%	6.66%	10.31%	9.78%

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations (2)(3)
		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data) (unaudited)		2013	2013	2012	2013	2012
Interest income:
Loans
Loans not covered under shared-loss agreements with the FDIC		$90,611	$80,263	$17,223	$170,874	$35,345
Loans covered under shared-loss agreements with the FDIC		23,999	20,229	20,342	44,228	41,884
Total interest income from loans		114,610	100,492	37,565	215,102	77,229
Investment securities		11,198	13,136	23,223	24,334	53,479
Total interest income		125,808	113,628	60,788	239,436	130,708
Interest expense:
Deposits
Retail deposits		6,816	6,208	6,623	13,024	14,246
Institutional deposits		2,594	2,621	411	5,215	870
Brokered deposits		563	1,649	851	2,212	1,892
Total deposits		9,973	10,478	7,885	20,451	17,008
Borrowings		10,466	10,568	19,747	21,034	41,558
Total interest expense		20,439	21,046	27,632	41,485	58,566
Net interest income		105,369	92,582	33,156	197,951	72,142
Provision for non-covered loan and lease losses		37,527	7,916	3,800	45,443	6,800
Provision for covered loan and lease losses, net		1,211	672	1,467	1,883	8,624
Total provision for loan and lease losses, net		38,738	8,588	5,267	47,326	15,424
Net interest income after provision for loan and lease losses		66,631	83,994	27,889	150,625	56,718
Non-interest income:
Financial services revenues		8,030	7,660	5,903	15,690	11,791
Banking service revenues		13,334	12,382	3,145	25,716	6,225
Mortgage banking activities		2,525	3,153	2,436	5,679	4,938
Total banking and financial services revenues		23,889	23,195	11,484	47,085	22,954
FDIC shared-loss expense, net		(19,965)	(12,871)	(5,583)	(32,836)	(10,410)
Net gain (loss) on:
Sales of securities and derivative activities		1,540	(336)	11,872	1,204	19,223
Early extinguishment of subordinated capital note		-	1,061	-	1,061	-
Other	(23)	2,332	84	63	2,416	(772)
Total non-interest income, net		7,796	11,133	17,836	18,930	30,995
Non-interest expense:
Compensation and employee benefits		24,089	23,249	11,184	47,338	21,550
Rent and occupancy costs		8,066	9,216	4,292	17,282	8,501
Merger and restructuring charges	(5)	5,274	5,534	-	10,808	-
General and administrative expenses		31,393	28,810	14,234	60,204	29,058
Total non-interest expense		68,822	66,809	29,710	135,632	59,109
Income before income taxes		5,605	28,318	16,015	33,923	28,604
Income tax expense (benefit)		(31,934)	7,126	1,057	(24,808)	2,994
Net income		37,539	21,192	14,958	58,731	25,610
Less: dividends on preferred stock		(3,466)	(3,465)	(1,201)	(6,931)	(2,401)
Net income available to common shareholders		$34,073	$17,727	$13,757	$51,800	$23,209

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition (2)(3)
	June 30,	March 31,	December 31,	June 30,
(Dollars in thousands) (unaudited)	2013	2013	2012	2012
Cash and cash equivalents	$810,230	$561,446	$868,695	$464,579
Securities purchased under agreements to resell	-	60,000	80,000	225,000
Investments:
Trading securities	2,209	1,787	495	214
Investment securities available-for-sale, at fair value, with amortized cost of $1,821,825
(December 31, 2012 - $2,118,825, June 30, 2012 - $2,536,772):
Mortgage-backed securities	1,650,165	1,837,613	2,000,012	2,363,754
Other investment securities	186,064	175,542	194,274	249,085
Total investment securities available-for-sale	1,836,229	2,013,155	2,194,286	2,612,839
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of
$925,266 at June 30, 2012	-	-	-	895,500
Federal Home Loan Bank (FHLB) stock, at cost	22,156	33,458	38,411	22,868
Other investments	66	66	73	69
Total investments	1,860,660	2,048,466	2,233,265	3,531,490
Securities sold but not yet delivered	16,732	-	-	-
Loans:
Loans not covered under shared-loss agreements with the FDIC:
Commercial	1,747,397	1,891,548	1,855,261	322,593
Mortgage	1,536,454	1,592,356	1,598,622	788,184
Consumer	238,083	234,895	235,328	38,548
Auto and Leasing	1,068,821	1,070,266	1,063,552	30,024
Total loans receivable not covered under shared-loss agreements with the FDIC, gross	4,590,755	4,789,065	4,752,763	1,179,349
Less: Deferred loan fees, net	(831)	(2,138)	(3,463)	(4,029)
Total loans receivable not covered under shared-loss agreements with the FDIC	4,589,924	4,786,927	4,749,300	1,175,320
Allowance for loan and lease losses on non-covered loans	(46,625)	(42,720)	(39,921)	(37,402)
Loans receivable held for investment, net	4,543,299	4,744,207	4,709,379	1,137,918
Mortgage loans held for sale	78,350	77,644	64,544	34,718
Total loans not covered under shared-loss agreements with the FDIC, net	4,621,649	4,821,851	4,773,923	1,172,636

Loans covered under shared-loss agreements with the FDIC	423,372	432,708	449,431	506,348
Allowance for loan and lease losses on covered loans	(53,992)	(52,974)	(54,124)	(58,628)
Loans covered under shared-loss agreements with the FDIC, net	369,380	379,734	395,307	447,720
Total loans, net	4,991,029	5,201,585	5,169,230	1,620,356
Other assets:
FDIC shared-loss indemnification asset	236,472	266,958	286,799	359,767
Derivative assets	19,655	23,233	21,889	11,367
Prepaid expenses	23,568	22,852	26,047	21,062
Deferred tax asset, net	155,165	117,875	122,501	35,887
Foreclosed real estate and repossessed properties	90,610	87,145	79,600	32,247
Goodwill	76,383	76,383	76,383	2,701
Accounts receivable and other assets	217,347	239,501	231,853	71,708
Total assets	$8,497,851	$8,705,444	$9,196,262	$6,376,164

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statement of Financial Condition (Continued) (2)(3)
	June 30,	March 31,	December 31,	June 30,
(Dollars in thousands) (unaudited)	2013	2013	2012	2012
Deposits:
Retail deposits	$4,404,629	$4,129,557	$4,158,565	$1,997,518
Institutional deposits	645,037	593,524	602,828	79,376
Brokered deposits	677,289	840,432	928,166	146,664
Total deposits	5,726,955	5,563,513	5,689,559	2,223,558
Borrowings:
Short-term borrowings	-	60,829	92,210	-
Securities sold under agreements to repurchase	1,313,870	1,491,675	1,695,247	3,053,865
Advances from FHLB and other borrowings	292,872	433,294	544,276	292,653
Federal funds purchased	29,431	29,612	9,901	-
Subordinated capital notes	98,961	98,436	146,038	36,083
Total borrowings	1,735,134	2,113,846	2,487,672	3,382,601
Other liabilities:
Derivative liabilities	16,701	24,024	26,260	56,217
Acceptances outstanding	30,571	32,512	26,996	27
Accrued expenses and other liabilities	117,566	101,307	102,169	21,559
Total liabilities	7,626,927	7,835,202	8,332,656	5,683,962
Stockholders' equity:
Preferred stock	176,000	176,000	176,000	68,000
Common stock	52,689	52,671	52,671	47,842
Additional paid-in capital	538,105	537,500	537,453	499,852
Legal surplus	57,906	54,128	52,143	52,668
Retained earnings	111,292	83,739	70,734	83,982
Treasury stock, at cost	(80,834)	(80,847)	(81,275)	(81,403)
Accumulated other comprehensive income, net	15,766	47,051	55,880	21,261
Total stockholders' equity	870,924	870,242	863,606	692,202
Total liabilities and stockholders' equity	$8,497,851	$8,705,444	$9,196,262	$6,376,164

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		June 30,	March 31,	December 31,	June 30,
(Dollars in thousands) (unaudited)		2013	2013	2012	2012
Acquired loans:	(1)
Non-covered loans
Acquired loans accounted for under ASC 310-30
Period-end unpaid principal balance		$2,445,112	$2,776,136	$2,914,527	$-
Period-end loans held for investment carrying amount		2,219,591	2,507,886	2,620,613	-
Average loans held for investment		2,412,332	2,605,738	404,855	-
Acquired loans not accounted for under ASC 310-30
Period-end unpaid principal balance		566,642	791,360	861,065	-
Period-end loans held for investment carrying amount		591,092	817,896	889,287	-
Average loans held for investment		592,504	817,691	130,481	-
Covered loans
Acquired loans accounted for under ASC 310-30
Period-end unpaid principal balance		897,184	931,923	989,236	1,093,152
Period-end loans held for investment carrying amount		369,380	379,734	395,307	447,720
Average loans held for investment		374,625	391,154	408,365	458,325

Total acquired loans
Period-end unpaid principal balance		3,908,938	4,499,419	4,764,828	1,093,152
Period-end loans held for investment carrying amount		3,180,063	3,705,516	3,905,207	447,720
Average loans held for investment		3,379,461	3,814,583	943,701	458,325

Originated and other loans held for investment:
Period-end unpaid principal balance		1,780,072	1,463,283	1,242,863	1,179,349
Period-end loans held for investment carrying amount		1,780,072	1,463,283	1,242,863	1,179,349
Average loans held for investment		1,724,216	1,390,555	1,213,036	1,200,637

Total loans
Period-end unpaid principal balance		$5,689,010	$5,962,702	$6,007,691	$2,272,501
Period-end loans held for investment carrying amount		4,960,135	5,168,799	5,148,070	1,627,069
Average loans held for investment		5,103,677	5,205,138	2,156,737	1,658,962

		2013	2013	2012	2012	2012
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Loan production for the quarter
Mortgage		$101,279	$77,124	$61,795	$46,985	$48,909
Commercial		104,345	74,004	56,270	43,572	35,461
Consumer		26,634	22,614	9,451	9,528	7,676
Auto and Leasing		94,737	100,981	20,011	6,301	4,350
Total		$326,995	$274,723	$147,527	$106,386	$96,396

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2013 Q2			2013 Q1			2012 Q4			2012 Q2
		Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents	$538,920	$243	0.18%	$550,084	$308	0.22%	$969,259	$473	0.20%	$634,707	$377	0.24%
Investment securities	1,938,423	10,955	2.26%	2,108,071	12,829	2.43%	2,760,130	16,020	2.32%	3,501,015	22,846	2.61%
Loans
Loans not covered under shared-loss agreements with the FDIC	4,728,500	90,611	7.67%	4,813,984	80,262	6.67%	1,748,372	26,687	6.11%	1,200,637	17,222	5.74%
Loans covered under shared-loss agreements with the FDIC	374,625	23,999	25.62%	391,154	20,230	20.69%	408,365	21,209	20.77%	458,325	20,342	17.75%
Total loans	5,103,125	114,610	8.98%	5,205,138	100,492	7.72%	2,156,737	47,896	8.88%	1,658,962	37,564	9.06%
Total interest-earning assets	$7,580,468	$125,808	6.64%	$7,863,293	$113,629	5.78%	$5,886,126	$64,389	4.38%	$5,794,684	$60,787	4.20%

Interest bearing liabilities:
Deposits
Retail deposits	$4,104,437	$9,430	0.92%	$4,144,991	$10,594	1.02%	$2,325,640	$6,150	1.06%	$1,983,581	$6,559	1.32%
Institutional deposits	653,270	2,664	1.63%	601,044	2,695	1.79%	149,055	623	1.67%	95,382	506	2.12%
Brokered deposits	858,769	1,790	0.83%	856,139	1,989	0.93%	257,584	975	1.51%	167,207	851	2.04%
	5,616,476	13,884	0.99%	5,602,174	15,278	1.09%	2,732,279	7,748	1.13%	2,246,170	7,916	1.41%
Deposit fair value premium amortization	-	(4,326)	-	-	(5,215)	-	-	(279)	-	-	(67)	-
Core deposit intangible amortization	-	415	-	-	414	-	-	90	-	-	36	-
Total deposits	5,616,476	9,973	0.71%	5,602,174	10,477	0.75%	2,732,279	7,559	1.11%	2,246,170	7,885	1.40%
Borrowings
Securities sold under agreements to repurchase	1,356,856	7,109	2.10%	1,524,876	7,248	1.90%	2,449,922	11,161	1.82%	3,057,598	16,500	2.16%
Advances from FHLB and other borrowings	409,742	2,187	2.14%	529,499	1,660	1.25%	361,381	2,258	2.50%	286,405	2,926	4.09%
Subordinated capital notes	98,644	1,170	4.74%	144,674	1,660	4.59%	52,619	507	3.85%	36,083	321	3.56%
Total borrowings	1,865,242	10,466	2.24%	2,199,049	10,568	1.92%	2,863,922	13,926	1.95%	3,380,086	19,747	2.34%
Total interest-bearing liabilities	$7,481,718	$20,439	1.09%	$7,801,223	$21,045	1.08%	$5,596,201	$21,485	1.54%	$5,626,256	$27,632	1.96%
Interest rate spread		$105,369	5.55%		$92,584	4.70%		$42,904	2.84%		$33,155	2.24%
Interest rate margin			5.56%			4.71%			2.92%			2.29%

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
		2013	2013	2012	2012	2012
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Net Charge-offs
Mortgage:
Charge-offs	(24)	$29,119	$2,588	$1,871	$1,752	$1,948
Recoveries		-	-	-	(131)	-
Total mortgage		29,119	2,588	1,871	1,621	1,948
Commercial:
Charge-offs		2,887	557	658	65	1,721
Recoveries		(234)	(28)	(27)	(28)	(34)
Total commercial		2,653	529	631	37	1,687
Consumer:
Charge-offs		323	246	176	198	182
Recoveries		(43)	(65)	(41)	(46)	(55)
Total consumer		280	181	135	152	127
Auto and Leasing:
Charge-offs		709	91	35	74	-
Recoveries		(209)	(6)	(19)	(2)	(4)
Total auto and leasing		500	85	16	72	(4)
Total		$32,552	$3,383	$2,653	$1,882	$3,758
Net Charge-off Rates
Mortgage		14.39%	1.26%	0.93%	0.80%	0.95%
Commercial		1.65%	0.51%	0.76%	0.05%	2.17%
Consumer		1.40%	1.27%	1.17%	1.43%	1.28%
Auto and Leasing		1.05%	0.34%	0.18%	0.92%	-0.06%
Total		7.55%	0.97%	0.87%	0.63%	1.25%
Period-end Loans Held For Investment
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$722,785	$780,729	$764,401	$771,734	$788,184
GNMA's buy-back option program		32,513	20,190	25,676	-	-
Total mortgage		755,298	800,919	790,077	771,734	788,184
Commercial		702,074	450,312	353,930	338,364	322,593
Consumer		89,608	65,363	48,136	43,643	38,548
Auto and Leasing		233,092	146,689	50,720	33,772	30,024
Total		$1,780,072	$1,463,283	$1,242,863	$1,187,513	$1,179,349
Average Loans Held For Investment
Mortgage		$809,690	$819,941	$801,516	$808,949	$821,807
Commercial		644,175	414,985	330,539	317,888	311,299
Consumer		80,222	56,877	46,128	42,382	39,623
Auto and Leasing		190,129	98,752	34,853	31,426	27,908
Total		$1,724,216	$1,390,555	$1,213,036	$1,200,645	$1,200,637

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2013	2013	2012	2012	2012
(Dollars in thousands) (unaudited)		Q2	Q1	Q4	Q3	Q2
Early Delinquency (30 - 89 days past due)
Mortgage	(26) (27)	$23,622	$87,147	$68,898	$35,284	$33,702
Commercial		12,804	4,069	9,866	1,916	3,609
Consumer		835	680	839	624	456
Auto and Leasing		10,901	3,313	381	688	553
Total		$48,162	$95,209	$79,984	$38,512	$38,320
Early Delinquency Rates (30 - 89 days past due)
Mortgage	(26) (27)	3.13%	10.88%	8.72%	4.57%	4.28%
Commercial		1.82%	0.90%	2.79%	0.57%	1.12%
Consumer		0.93%	1.04%	1.74%	1.43%	1.18%
Auto and Leasing		4.68%	2.26%	0.75%	2.04%	1.84%
Total		2.71%	6.51%	6.44%	3.24%	3.25%
Total Delinquency (30 days and over past due)
Mortgage:	(26) (27)
Traditional, Non traditional, and Loans under Loss Mitigation		$60,346	$168,357	$163,931	$123,181	$124,004
GNMA's buy-back option program		32,513	20,190	25,676	-	-
Total mortgage		92,859	188,547	189,607	123,181	124,004
Commercial		26,251	27,714	27,580	20,109	20,992
Consumer		1,205	1,021	1,248	879	737
Auto and Leasing		11,997	3,385	511	699	630
Total		$132,312	$220,667	$218,946	$144,869	$146,363
Total Delinquency Rates (30 days and over past due)
Mortgage:	(26) (27)
Traditional, Non traditional, and Loans under Loss Mitigation		7.99%	21.02%	20.75%	15.96%	15.73%
GNMA's buy-back option program		4.30%	2.52%	3.25%	0.00%	0.00%
Total mortgage		12.29%	23.54%	24.00%	15.96%	15.73%
Commercial		3.74%	6.15%	7.79%	5.94%	6.51%
Consumer		1.34%	1.56%	2.59%	2.01%	1.91%
Auto and Leasing		5.15%	2.31%	1.01%	2.07%	2.10%
Total		7.43%	15.08%	17.62%	12.20%	12.41%
Nonperforming Assets	(25)
Mortgage	(26) (27)	$55,667	$99,110	$115,002	$87,896	$90,302
Commercial		32,430	30,756	29,506	29,649	29,888
Consumer		324	371	442	276	281
Auto and Leasing		35	219	131	11	77
Total nonperforming loans		88,456	130,456	145,081	117,832	120,548
Foreclosed real estate		18,995	19,025	17,380	17,765	17,721
Other repossessed assets		99	52	24	97	51
Mortgage loans held for sale		26,586	-	319	1,247	1,418
Total nonperforming assets		$134,136	$149,533	$162,804	$136,941	$139,738
Nonperforming Loan Rates
Mortgage	(26) (27)	7.37%	12.37%	14.56%	11.39%	11.46%
Commercial		4.62%	6.83%	8.34%	8.76%	9.26%
Consumer		0.36%	0.57%	0.92%	0.63%	0.73%
Auto and Leasing		0.02%	0.15%	0.26%	0.03%	0.26%
Total loans		4.97%	8.92%	11.67%	9.92%	10.22%

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
		Quarter ended June 30, 2013
					Auto and
(Dollars in thousands) (unaudited)		Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-covered loans
Originated
Balance at beginning of period		$22,889	$16,314	$1,313	$1,741	$77	$42,334
Provision for loan and lease losses		27,606	3,962	1,308	2,400	643	35,919
Charge-offs		(29,120)	(2,886)	(323)	(709)	-	(33,038)
Recoveries		-	234	43	209	-	486
Balance at end of period		$21,375	$17,624	$2,341	$3,641	$720	$45,701

Acquired
Balance at beginning of period		$-	$386	$-	$-	$-	$386
Provision for loan and lease losses		-	563	521	524	-	1,608
Charge-offs		-	(25)	(1,158)	(1,410)	-	(2,593)
Recoveries		-	-	637	886	-	1,523
Balance at end of period		$-	$924	$-	$-	$-	$924

Total non-covered loans
Balance at beginning of period		$22,889	$16,700	$1,313	$1,741	$77	$42,720
Provision for loan and lease losses		27,606	4,525	1,829	2,924	643	37,527
Charge-offs	(24)	(29,120)	(2,911)	(1,481)	(2,119)	-	(35,631)
Recoveries		-	234	680	1,095	-	2,009
Balance at end of period		$21,375	$18,548	$2,341	$3,641	$720	$46,625

Covered loans
Balance at beginning of period		$3,836	$48,460	$678	$-	$-	$52,974
Provision for loan and lease losses, net		172	1,039	-	-	-	1,211
FDIC shared-loss portion of provision for covered loan and lease losses, net		(193)	-	-	-	-	(193)
Balance at end of period		$3,815	$49,499	$678	$-	$-	$53,992

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30
	Quarter ended June 30, 2013
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Non-Covered Loans:
Accretable Yield
Balance at beginning of period	$271,253	$121,996	$27,866	$97,117	$24,509	$542,741
Accretion	(11,138)	(17,452)	(9,276)	(13,538)	(3,023)	(54,427)
Transfers from non-accretable discount	-	1,704	6,043	-	-	7,747
Balance at end of period	$260,115	$106,248	$24,633	$83,579	$21,486	$496,061

Non-Accretable Discount
Balance at beginning of period	$519,945	$59,168	$56,760	$72,470	$24,783	$733,126
Principal losses	(2,618)	(3,331)	(1,988)	(3,108)	(693)	(11,738)
Transfers to accretable yield	-	(1,704)	(6,043)	-	-	(7,747)
Balance at end of period	$517,327	$54,133	$48,729	$69,362	$24,090	$713,641

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Covered Loans:
Accretable Yield
Balance at beginning of period	$54,617	$95,667	$6,284	$14,994	$2,545	$174,107
Accretion	(4,943)	(14,697)	(894)	(3,260)	(205)	(23,999)
Transfers from non-accretable discount	819	13,906	(998)	3,289	8	17,024
Balance at end of period	$50,493	$94,876	$4,392	$15,023	$2,348	$167,132

Non-Accretable Discount
Balance at beginning of period	$61,500	$136,576	$(936)	$6,488	$10,608	$214,236
Principal losses	(178)	(4,937)	(62)	161	63	(4,953)
Transfers to accretable yield	(819)	(13,906)	998	(3,289)	(8)	(17,024)
Balance at end of period	$60,503	$117,733	$-	$3,360	$10,663	$192,259

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include average tangible common equity, tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2013	2013	2012	2012	2012
(Dollars in thousands) (unaudited)	Q2	Q1	Q4	Q3	Q2
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$854,574	$861,077	$800,718	$783,608	$698,366
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(166,933)	(148,387)	(68,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,123	8,771	7,263	2,662
Average total common stockholders' equity	688,704	695,200	642,556	642,484	633,028
Less: Average intangible assets	(89,979)	(86,506)	(16,896)	(3,802)	(3,837)
Average tangible common equity	$598,725	$608,694	$625,660	$638,682	$629,191
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$870,924	$870,242	$863,606	$771,687	$692,202
Less: Intangible assets	(89,584)	(90,229)	(90,872)	(3,780)	(3,815)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(152,000)	(68,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,131	10,115	7,639	2,662
Tangible common equity	$615,470	$614,144	$606,849	$623,546	$623,049

Common stock outstanding at end of period	45,640	45,621	45,580	40,746	40,731
Tangible book value	$13.49	$13.46	$13.31	$15.30	$15.30
Total Assets to Tangible Assets
Total assets	$8,497,851	$8,705,445	$9,196,262	$6,051,655	$6,376,164
Less: Intangible assets	(89,584)	(90,229)	(90,872)	(3,780)	(3,815)
Tangible assets	$8,408,267	$8,615,216	$9,105,390	$6,047,875	$6,372,349
Non-GAAP TCE Ratio
Tangible common equity	$615,470	$614,144	$606,849	$623,546	$623,049
Tangible assets	8,408,267	8,615,216	9,105,390	6,047,875	6,372,349
TCE ratio	7.32%	7.13%	6.66%	10.31%	9.78%

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

	2013	2013	2012	2012	2012
(Dollars in thousands) (unaudited)	Q2	Q1	Q4	Q3	Q2
Regulatory Capital Ratios
Total stockholders' equity	$870,924	$870,242	$863,606	$771,687	$692,202
Less: Unrealized gains on available-for-sale securities, net of income tax	(25,400)	(58,393)	(68,245)	(60,098)	(70,700)
Unrealized losses on cash flow hedges, net of income tax	9,634	11,342	12,365	51,035	49,439
Disallowed goodwill and other intangible assets	(89,584)	(90,229)	(90,872)	(3,780)	(3,815)
Disallowed deferred tax assets	(96,472)	(80,384)	(85,010)	(26,322)	(25,370)
Disallowed servicing assets	(1,299)	(1,155)	(1,079)	(1,064)	(1,073)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(152,000)	(68,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,131	10,115	7,639	2,662
Tier 1 common equity capital	501,933	485,554	464,880	587,097	575,345
Plus: Qualifying noncumulative perpetual preferred stock	176,000	176,000	176,000	68,000	68,000
Qualifying noncumulative perpetual preferred stock issuance costs	(10,130)	(10,131)	(10,115)	(2,662)	(2,662)
Subordinated capital notes	35,000	35,000	35,000	35,000	35,000
Tier 1 capital	702,803	686,423	665,765	687,435	675,683
Plus: Long-term debt qualifying as Tier 2 capital	40,200	40,200	50,200	-	-
Qualifying allowance for loan and lease losses	64,188	66,335	65,868	24,551	26,357
Tier 2 capital	104,388	106,535	116,068	24,551	26,357
Total risk-based capital	$807,191	$792,958	$781,833	$711,986	$702,040

Risk-weighted assets	$5,097,725	$5,276,992	$5,240,861	$1,892,021	$2,040,600

Leverage ratio	8.54%	8.07%	6.42%	10.91%	10.75%
Tier 1 common ratio	9.85%	9.20%	8.87%	31.03%	28.19%
Tier 1 risk-based capital ratio	13.79%	13.01%	12.70%	36.33%	33.11%
Total risk-based capital ratio	15.83%	15.03%	14.92%	37.63%	34.40%

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from BBVAPR acquisition (December 18, 2012) and covered loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans consider such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category".

(2)	Certain prior period amounts have been reclassified to conform to the current period presentation.
(3)

Results for Q4 2012 and thereafter include the impact of the December 18, 2012 acquisition of BBVAPR, which resulted in the addition of loans of $3.56 billion, other assets of $1.27 billion, and deposits of $3.50 billion at acquisition.

(4)

Results for Q4 2012 include $22.9 million net loss from implementation of the second phase of the deleveraging plan in connection with the acquisition of BBVAPR Companies. During 4Q12, Oriental sold $486 million in investment securities and paid down or early extinguished $957 million of repurchase agreement funding (repos).

(5)

Results for Q4 2012 and thereafter include merger and restructuring expenses, which include (1) planned integration and other activities related to the BBVAPR acquisition, and (2) organizational restructuring initiatives. The total acquisition related expense for 2013 is estimated to be around $8 million.

(6)

Tax benefit for Q2 2013 includes three items:  (i) $35.7 million gain from an increase in OFG's Deferred Tax Asset as a result of the Tax Amendments, which raised corporate income taxes to 39% from 30%; (ii) Q2 2013 income taxes at OFG's effective tax rate of 35.5%; and (iii) an amount to bring the Q1 2013 effective rate up to 35.5%, from the previously recorded 25.2%.

(7)	Preferred stock dividends in Q3 2012 and thereafter include new dividends on preferred shares sold in Q3 2012 and Q4 2012 as part of the Company’s capital raise plan for the BBVAPR acquisition.
(8)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(9)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(10)	Common shares outstanding in Q4 2012 and thereafter include 4.8 million of common shares sold in Q4 2012 as part of the Company’s capital raise plan for the BBVAPR acquisition.
(11)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding.

See "Table 11: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(12)

Information includes all loans, including all acquired loans in the BBVA PR acquisition and in the Eurobank FDIC-Assisted acquisition. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.

(13)	Calculated based on annualized total net revenue for the period divided by average interest-earning assets for the period.
(14)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(15)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(16)	Calculated based on annualized net income available to common stockholders for the period divided by average common stockholders' equity for the period.
(17)

Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.  See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(18)	Calculated based on annualized non-interest expense for the period, excluding merger and restructuring charges, divided by average loans held for investment for the period.
(19)

Calculated based on non-interest expense, excluding merger and restructuring charges, for the period divided by total net interest income and total banking and wealth management revenues for the period.

(20)	The Company sells most of its conforming mortgages in the secondary market and retains servicing rights.
(21)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(22)	TCE ratio is a non-GAAP capital ratio. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(23)	Results for Q2 2013 includes $2.1 million gain from the sale of OFG's claim in the Lehman Brothers bankruptcy.
(24)	Results for Q2 2013 includes $27.0 million charge-offs due to the reclassification to held-for-sale of non-performing residential mortgage loans with unpaid principal balance of $59.0 million.
(25)

Loans accounted for under ASC 310-30 (Loans acquired with deteriorated credit quality, including those by analogy), including covered loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(26)	Ratios for Q2 2013 do not include $59.0 million of non-performing residential mortgage loans reclassified to held-for-sale during the quarter.
(27)	Delinquency is based on calendar days. This may cause fluctuations from quarter to quarter in the delinquency of mortgage loans, depending in the amount of days in each month.